Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 28, 2002, with respect to the consolidated financial statements of Ispat Unimetal Group of Companies included in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-121220) and related Prospectus of Mittal Steel Company N.V. (formerly Ispat International N.V.) for the registration of shares of its common stock.

Paris, January 31, 2005

Ernst & Young Audit

/s/ Daniel Noel